EXHIBIT 99.1

CONTACT:	Investor Contacts:	Media Contact:
	Lori Barker Padon	Mike Wong
	(408) 801-1384	(408) 801-1240

Jay Iyer
(408) 801-2067
SANDISK REPORTS Q4 AND 2006 FINANCIAL RESULTS
Revenue $1.2B: First-Ever Billion Dollar Quarter
Milpitas, CA, January 30, 2007 — SanDisk® Corporation (NASDAQ:SNDK), the world’s largest supplier of flash storage card products, today announced results for the fourth quarter ended December 31, 2006. The Company’s fourth quarter results reflect the recent acquisition of msystemsTM Ltd., or msystems, that closed on November 19, 2006, and are compared to pre-acquisition results from prior reporting periods. Fourth quarter revenue increased 55% on a year-over-year basis to a record $1.164 billion, including $115 million of revenue from msystems. Standalone SanDisk fourth quarter revenue was $1.048 billion and increased 40% on a year-over-year basis. Fourth quarter net loss as reported on a consolidated basis and in accordance with U.S. Generally Accepted Accounting Principles (GAAP) was $35 million, or $0.17 per diluted share, (including a charge of $186 million for the write-off of acquired in-process technology, $31 million for share-based compensation expenses, $20 million for other acquisition-related charges and a $10 million reduction in income taxes related to these items) compared to net income of $134 million, or $0.68 per diluted share, in the fourth quarter of 2005.
Total revenue for fiscal 2006 was $3.258 billion, up 41% from $2.306 billion in 2005. Standalone SanDisk total revenue was $3.142 billion and increased 36% for the year. Consolidated net income was $199 million, or $0.96 per diluted share (including a charge of $226 million for the write-off of acquired in-process technology, $101 million for share-based compensation expenses, $32 million for other acquisition-related charges and a $35 million reduction in income taxes related to these items) compared to net income of $386 million, or $2.00 per diluted share in 2005.
“The seasonally strong fourth quarter was our first ever billion dollar quarter, completing a year of excellent growth in revenue, standalone SanDisk profit and market share,” said Eli Harari, Chairman and CEO of SanDisk. “In Q4 we experienced excellent sales across the board, in both the retail and OEM channels, and spanning across our consumer cards, mobile cards, MP3 players and USB flash drives. I am pleased with the very strong execution by our operations and supply chain resulting in a 73% sequential increase in megabytes sold and a strong non-GAAP operating margin for the SanDisk standalone business, due in large part to our continuing focus on cost reductions.”
“In the first quarter of 2007 we expect continuing robust demand for our mobile OEM products, seasonally lower retail sales, and a decline in margins due to the prevailing challenging market pricing for flash memory. Internally we are focused on executing the integration of msystems and driving continued cost reductions by commencing the transition of our captive production from 70-nanometer to 56-nanometer NAND MLC in the first quarter. In early January, we unveiled exciting new products for new markets: SSD (for notebook PCs),

ReadyBoost™ flashdrives (for Microsoft Vista™), Sansa® View (our first flash Personal Video Player), Sansa® Connect™ (for Wi-Fi® content sharing) and USBTV (a revolutionary new product bridging PC and TV). We believe these products will fuel new demand later this year,” Harari concluded.
Highlights
•	Consolidated product revenue was a record $1.079 billion in the fourth quarter, up 58% year-over-year including $115 million from the acquisition of msystems.

•	License and royalty revenue for the fourth quarter was $85 million, up 26% year-over-year.

•	Excluding the newly acquired msystems business, total megabytes sold in the fourth quarter increased 268% on a year-over-year basis and 73% sequentially. For the full year of 2006, megabytes sold increased 221%, excluding msystems.

•	On a SanDisk standalone basis, fourth quarter average price per megabyte sold declined 62% on a year-over-year basis and 17% sequentially. For the full year of 2006 the average price per megabyte sold declined 58% excluding msystems.

•	Including msystems, GAAP product gross margin in the fourth quarter was 30.7%, compared to 34.4% in the fourth quarter of 2005 and 32.4% in the third-quarter of 2006. Fourth quarter non-GAAP product gross margin was 32.3% including msystems and 34.7% for SanDisk standalone, compared to 34.4% in the fourth quarter of 2005 and 32.7% in the third quarter of 2006.

•	Consolidated GAAP operating income for the fourth quarter was $12 million, or 1% of revenues (including a charge of $186 million for the write-off of acquired in-process technology, $31 million for share-based compensation expenses and $20 million for other acquisition-related charges). Consolidated non-GAAP operating income (excluding the charges and expenses described above) was $248 million or 21% of revenue compared to operating income of $198 million or 26% of revenue in the fourth quarter of 2005.

•	Consolidated cash flow from operations for 2006 was $594 million compared to $481 million in 2005 and total cash, short-term and long-term investments was $3.3 billion at the end of 2006.

•	SanDisk completed its acquisition of msystems on November 19, 2006 in an all stock transaction valued at approximately $1.5 billion.

•	SanDisk announced a $300 million, two-year stock repurchase plan to reduce the level of stockholder dilution caused by the issuance of employee equity incentive awards.

•	Retail presence grew to more than 208,000 storefronts including 67,000 in the mobile channel.

•	At the 2007 International Consumer Electronics Show, SanDisk won two “Best of CES” Awards for the Hottest MP3 Player—the “Sansa Connect”— and the CES Innovation Award for the V-Mate™ Video Memory Card Recorder.

•	Average retail card capacity in the fourth quarter was 1113 megabytes, up 101% from the fourth quarter of 2005 and up 26% sequentially.

•	SanDisk and Toshiba announced commencement of the transition from 70 nanometer to 56 nanometer technology and the launch of the 16 Gigabit High Performance NAND MLC Flash memory chip expected to begin shipping in the second quarter of 2007.
Scheduled Interviews
Judy Bruner, SanDisk’s Executive Vice President, Administration and CFO, is scheduled to appear on Bloomberg TV’s “Bloomberg On The Markets” on January 31, 2007 beginning at approximately 6:53 a.m. PST.

Conference Call
SanDisk’s fourth quarter 2007 conference call is scheduled for 2:00 p.m. PST, Tuesday, January 30, 2007. The conference call will be webcast by CCBN and can be accessed live, and throughout the quarter, at SanDisk’s website at www.sandisk.com/IR and at www.streetevents.com for registered streetevents.com users. To participate in the call via telephone, the dial-in number is (913) 981-5523. A copy of this press release will be furnished with the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.
Forward-Looking Statements
This news release contains certain forward-looking statements, including statements about our business prospects and outlook for the first quarter of 2007, including anticipated increased demand for our mobile OEM products, demand for certain new products for new markets, seasonally lower retail sales, a decline in margins due to prevailing challenging market pricing for flash memory, market supply and demand, cost reductions, expected technology transitions and a scheduled appearance by our CFO that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly and adversely affect our business, financial condition and results of operations. Risks that may cause these forward-looking statements to be inaccurate include among others: slower than expected growth in market demand for our products or a slower adoption rate for these products in current and new markets that we are targeting, any interruption of or delay in supply from any of the semiconductor manufacturing or subcontracting facilities, including test and assembly facilities that supply products to us, slower than expected expansion of our global sales channels, fluctuations in operating results, unexpected yield variances related to our conversion to 56-nanometer NAND flash technology or the ramp-up of the 300mm flash fabrication facility, our inability to make additional planned smaller geometry conversions in a timely manner, future average selling price erosion that may be more severe than our expectations due to decreased demand or excess industry capacity of flash memory from ourselves as well as from existing suppliers or from new competitors, less than expected growth in the average megabyte capacity per card, price increases from non-captive flash memory sources and third-party subcontractors, higher than expected operating expenses, higher than anticipated capital equipment expenditures, adverse global economic and geo-political conditions, including adverse currency exchange rates and acts of terror and war, the timely development, internal qualification and customer acceptance of new products that are based on 56-nanometer NAND technology, fluctuations in license and royalty revenues, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters, particularly in areas in the Pacific Rim and Japan where we manufacture and assemble products, potential impact of high energy prices and other global events outside of our control which could adversely impact consumer confidence and hence reduce demand for our products, risks related to our acquisition of msystems, including that we may not realize the expected benefits of the acquisition due to integration challenges, the loss of customers, suppliers, distributors or other third parties or other issues, that we may incur substantial costs or other damages associated with pending or future litigation related to the merger or costs or damages related to msystems’ prior stock option grant practices and that we may incur charges or other accounting changes as a result of the merger, the risk that scheduled appearances by our executives could be cancelled or delayed by us or the network, and the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Form 10-K for the fiscal year ended January 1, 2006 and our quarterly reports on Form 10-Q. Future results may differ materially from those previously reported. We do not intend to update the information contained in this release.
About SanDisk
SanDisk is the original inventor of flash storage cards and is the world’s largest supplier of flash data storage card products using its patented, high-density flash memory and controller technology. SanDisk is headquartered in Milpitas, CA and has operations worldwide with more than half its sales outside the U.S.
www.sandisk.com
SanDisk, the SanDisk logo, and Sansa are trademarks of SanDisk Corporation, registered in the United States and other countries. msystems is a trademark of msystems Ltd. Sansa Connect and V-Mate are trademarks of SanDisk Corporation. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

SanDisk Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data, unaudited)

	Three months ended		Twelve months ended
	December 31, 2006	January 1, 2006	December 31, 2006	January 1, 2006
Revenues:
Product	$1,078,880	$683,431	$2,926,472	$2,066,607
License and royalty	84,815	67,136	331,053	239,462

Total revenues	1,163,695	750,567	3,257,525	2,306,069

Cost of product revenues	737,295	448,503	2,007,684	1,333,335
Amortization of acquisition related intangible assets	10,368	—	10,368	—

Total cost of revenues	747,663	448,503	2,018,052	1,333,335

Gross profits	416,032	302,064	1,239,473	972,734

Operating expenses:
Research and development	91,246	44,039	306,866	194,810
Sales and marketing	70,003	38,991	203,406	122,232
General and administrative	52,390	20,583	159,835	79,110
Write-off of acquired in-process technology	186,000	—	225,600	—
Amortization of acquisition related intangible assets	4,853	—	17,432	—

Total operating expenses	404,492	103,613	913,139	396,152

Operating income	11,540	198,451	326,334	576,582

Total other income	31,674	14,111	104,374	36,725

Income before taxes	43,214	212,562	430,708	613,307

Provision for income taxes	76,736	78,648	230,193	226,923

Income (loss) after taxes	(33,522)	133,914	200,515	386,384

Minority interest	1,619	—	1,619	—

Net income (loss)	$(35,141)	$133,914	$198,896	$386,384

Net income (loss) per share:
Basic	$(0.17)	$0.72	$1.00	$2.11
Diluted	$(0.17)	$0.68	$0.96	$2.00

Shares used in computing net income (loss) per share:
Basic	210,849	186,884	198,929	183,008
Diluted	210,849	197,486	207,451	193,016

SanDisk Corporation
Reconciliation of GAAP to Non-GAAP Operating Results (*)
(In thousands, except per share data, unaudited)

	Three months ended		Twelve months ended
	December 31, 2006	January 1, 2006	December 31, 2006	January 1, 2006
SUMMARY RECONCILIATION OF NET INCOME GAAP NET INCOME (LOSS)	$(35,141)	$133,914	$198,896	$386,384
Adjustments:
Share-based compensation (a)	30,793	—	100,641	—
Amortization of acquisition related intangible assets (c)	15,221	—	27,800	—
Inventory step-up expense related to msystems acquisition (d)	4,471	—	4,471	—
Write-off of acquired in-process technology (b)	186,000	—	225,600	—
Income tax adjustments (e)	(9,673)	—	(34,548)	—

NON-GAAP NET INCOME	$191,671	$133,914	$522,860	$386,384

DETAILED RECONCILIATION OF SPECIFIC ITEMS:
REVENUE
Product revenues — Standalone SanDisk	$964,295	$683,431	$2,811,887	$2,066,607
Product revenues — Former msystems (f)	114,585	—	114,585
License and royalty — Standalone SanDisk	83,921	67,136	330,159	239,462
License and royalty — Former msystems (f)	894	—	894

CONSOLIDATED REVENUE	$1,163,695	$750,567	$3,257,525	$2,306,069

GAAP COST OF PRODUCT REVENUES	$747,663	$448,503	$2,018,052	$1,333,335
Share-based compensation (a)	(2,892)	—	(7,991)	—
Amortization of acquisition related intangible assets (c)	(10,368)	—	(10,368)	—
Inventory step-up expense related to msystems acquisition (d)	(4,471)	—	(4,471)	—

NON-GAAP COST OF PRODUCT REVENUES	$729,932	$448,503	$1,995,222	$1,333,335

Standalone SanDisk Non-GAAP cost of product revenues	629,951	448,503	1,895,241	1,333,335
Former msystems Non-GAAP cost of product revenues (f)	99,981	—	99,981	—

GAAP GROSS PROFIT	$416,032	$302,064	$1,239,473	$972,734
Share-based compensation (a)	2,892	—	7,991	—
Amortization of acquisition related intangible assets (c)	10,368	—	10,368	—
Inventory step-up expense related to msystems acquisition (d)	4,471	—	4,471	—

NON-GAAP GROSS PROFIT	$433,763	$302,064	$1,262,303	$972,734

Standalone SanDisk Non-GAAP gross profit	418,265	302,064	1,246,805	972,734
Former msystems Non-GAAP gross profit (f)	15,498	—	15,498	—

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$91,246	$44,039	$306,866	$194,810
Share-based compensation (a)	(11,522)	—	(40,999)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$79,724	$44,039	$265,867	$194,810

GAAP SALES AND MARKETING EXPENSES	$70,003	$38,991	$203,406	$122,232
Share-based compensation (a)	(7,831)	—	(21,617)	—

NON-GAAP SALES AND MARKETING EXPENSES	$62,172	$38,991	$181,789	$122,232

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$52,390	$20,583	$159,835	$79,110
Share-based compensation (a)	(8,548)	—	(30,034)	—

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$43,842	$20,583	$129,801	$79,110

GAAP TOTAL OPERATING EXPENSES	$404,492	$103,613	$913,139	$396,152
Share-based compensation (a)	(27,901)	—	(92,650)	—
Write-off of acquired in-process technology (b)	(186,000)	—	(225,600)	—
Amortization of acquisition related intangible assets (c)	(4,853)	—	(17,432)	—

NON-GAAP TOTAL OPERATING EXPENSES	$185,738	$103,613	$577,457	$396,152

GAAP OPERATING INCOME	$11,540	$198,451	$326,334	$576,582
Cost of goods sold adjustments (a) (c) (d)	17,731	—	22,830	—
Operating expense adjustments (a-c)	218,754	—	335,682	—

NON-GAAP OPERATING INCOME	$248,025	$198,451	$684,846	$576,582

Standalone SanDisk operating income	248,925	198,451	685,746	576,582
Former msystems operating loss (f)	(900)	—	(900)	—

GAAP NET INCOME (LOSS)	$(35,141)	$133,914	$198,896	$386,384
Cost of goods sold adjustments (a) (c) (d)	17,731	—	22,830	—
Operating expense adjustments (a-c)	218,754	—	335,682	—
Income tax adjustments (e)	(9,673)	—	(34,548)	—

NON-GAAP NET INCOME	$191,671	$133,914	$522,860	$386,384

Diluted net income (loss) per share:
GAAP	$(0.17)	$0.68	$0.96	$2.00
Non-GAAP	$0.87	$0.68	$2.51	$2.00

Shares used in computing diluted net income (loss) per share:
GAAP	210,849	197,486	207,451	193,016
Non-GAAP	220,090	197,486	208,661	193,016

SanDisk Corporation
Reconciliation of GAAP to Non-GAAP Operating Results (*)
(In thousands, except per share data, unaudited)

	Three months ended
	December 31, 2006	October 1, 2006
SUMMARY RECONCILIATION OF NET INCOME GAAP NET INCOME (LOSS)	$(35,141)	$103,281
Adjustments:
Share-based compensation (a)	30,793	25,193
Amortization of acquisition related intangible assets (c)	15,221	4,432
Inventory step-up expense related to msystems acquisition (d)	4,471	—
Write-off of acquired in-process technology (b)	186,000	—
Income tax adjustments (e)	(9,673)	(9,292)

NON-GAAP NET INCOME	$191,671	$123,614

DETAILED RECONCILIATION OF SPECIFIC ITEMS:
REVENUE
Product revenues — Standalone SanDisk	$964,295	$673,189
Product revenues — Former msystems (f)	114,585	—
License and royalty — Standalone SanDisk	83,921	78,196
License and royalty — Former msystems (f)	894	—

CONSOLIDATED REVENUE	$1,163,695	$751,385

GAAP COST OF PRODUCT REVENUES	$747,663	$455,345
Share-based compensation (a)	(2,892)	(2,621)
Amortization of acquisition-related intangible assets (c)	(10,368)	—
Inventory step-up expense related to msystems acquisition (d)	(4,471)	—

NON-GAAP COST OF PRODUCT REVENUES	$729,932	$452,724

Standalone SanDisk Non-GAAP cost of product revenues	629,951	452,724
Former msystems Non-GAAP cost of product revenues (f)	99,981	—

GAAP GROSS PROFIT	$416,032	$296,040
Share-based compensation (a)	2,892	2,621
Amortization of acquisition related intangible assets (c)	10,368	—
Inventory step-up expense related to msystems acquisition (d)	4,471	—

NON-GAAP GROSS PROFIT	$433,763	$298,661

Standalone SanDisk Non-GAAP gross profit	418,265	298,661
Former msystems Non-GAAP gross profit (f)	15,498	—

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$91,246	$78,073
Share-based compensation (a)	(11,522)	(10,270)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$79,724	$67,803

GAAP SALES AND MARKETING EXPENSES	$70,003	$44,961
Share-based compensation (a)	(7,831)	(4,623)

NON-GAAP SALES AND MARKETING EXPENSES	$62,172	$40,338

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$52,390	$40,247
Share-based compensation (a)	(8,548)	(7,679)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$43,842	$32,568

GAAP TOTAL OPERATING EXPENSES	$404,492	$167,713
Share-based compensation (a)	(27,901)	(22,572)
Write-off of acquired in-process technology (b)	(186,000)	—
Amortization of acquisition related intangible assets (c)	(4,853)	(4,432)

NON-GAAP TOTAL OPERATING EXPENSES	$185,738	$140,709

GAAP OPERATING INCOME	$11,540	$128,327
Cost of goods sold adjustments (a) (c) (d)	17,731	2,621
Operating expense adjustments (a-c)	218,754	27,004

NON-GAAP OPERATING INCOME	$248,025	$157,952

Standalone SanDisk Non-GAAP operating income	248,925	157,952
Former msystems Non-GAAP operating loss (f)	(900)	—

GAAP NET INCOME (LOSS)	$(35,141)	$103,281
Cost of goods sold adjustments (a) (c) (d)	17,731	2,621
Operating expense adjustments (a-c)	218,754	27,004
Income tax adjustments (e)	(9,673)	(9,292)

NON-GAAP NET INCOME (LOSS)	$191,671	$123,614

Diluted net income (loss) per share:
GAAP	$(0.17)	$0.51
Non-GAAP	$0.87	$0.61

Shares used in computing diluted net income (loss) per share:
GAAP	210,849	202,747
Non-GAAP	220,090	203,757

SanDisk Corporation
Reconciliation of GAAP to Non-GAAP Operating Results (*)
(In thousands, except per share data, unaudited)

(*)	To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management, and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by many analysts who follow the Company. For example, because the non-GAAP results exclude the expenses we recorded for stock compensation in accordance with SFAS 123(R) effective January 2, 2006 and the acquisition of Matrix Semiconductor, Inc. in January 2006 and msystems Ltd. in November 2006, we believe the inclusion of non-GAAP financial measures provide consistency in our financial reporting. These non-GAAP results are one of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. Further, management uses non-GAAP information as certain non-cash charges such as amortization of purchased intangibles and share-based compensation do not reflect the cash operating results of the business and certain one-time expenses such as write-off of acquired in-process technology that do not reflect the ongoing results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Share-based compensation expense.

(b)	Write-off of acquired in-process technology associated with the Matrix Semiconductor, Inc., or Matrix, acquisition (January 2006) and msystems Ltd., or msystems, acquisition (November 2006).

(c)	Amortization of acquisition related intangible assets, primarily core and developed technology, related to the acquisition of Matrix and msystems.

(d)	Inventory step-up expense related to msystems acquisition.

(e)	Income taxes associated with certain non-GAAP adjustments.

(f)	msystems Ltd. results included in SanDisk from date of acquisition on November 19, 2006.

SanDisk Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2006	January 1, 2006
	(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$1,580,700	$762,058
Short-term investments	1,228,773	935,639
Accounts receivable from product revenues, net	611,740	329,014
Inventory	495,984	331,584
Deferred taxes	176,007	95,518
Other current assets	148,657	121,922

Total current assets	4,241,861	2,575,735

Long-term investments	457,184	—
Property and equipment, net	317,965	211,092
Notes receivable and investments in flash ventures	462,307	265,074
Deferred taxes	78,002	—
Goodwill	910,254	5,415
Intangibles, net	389,078	4,608
Other non-current assets	87,034	58,263

Total assets	$6,943,685	$3,120,187

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$241,239	$231,208
Accounts payable to related parties	160,258	74,121
Other current accrued liabilities	315,518	115,525
Deferred income on shipments to distributors and retailers and deferred revenue	183,950	150,283

Total current liabilities	900,965	571,137

Convertible long-term debt	1,225,000	—
Non-current liabilities and deferred revenue	48,128	25,259

Total liabilities	2,174,093	596,396

Minority interest	5,976	—

Commitments and contingencies

Stockholders’ Equity:
Common stock	3,652,603	1,622,007
Retained earnings	1,105,520	906,624
Accumulated other comprehensive income	5,493	2,635
Deferred compensation	—	(7,475)

Total stockholders’ equity	4,763,616	2,523,791

Total liabilities and stockholders’ equity	$6,943,685	$3,120,187

SanDisk Corporation
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Three months ended		Twelve months ended
	December 31, 2006	January 1, 2006	December 31, 2006	January 1, 2006
Cash flows from operating activities:
Net income (loss)	$(35,141)	$133,914	$198,896	$386,384
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred taxes	(1,615)	(1,344)	(25,636)	(1,538)
(Gain) loss on investment in foundries	(1,116)	(272)	(2,480)	8,480
Depreciation and amortization	45,876	18,868	135,585	65,774
Provision for doubtful accounts	556	(161)	3,316	(272)
Share-based compensation expense	30,793	908	100,641	2,499
Tax benefit from share-based compensation	2,627	—	(61,453)	—
Write-off of acquired in-process technology	186,000	—	225,600	—
Other non-cash income (charges)	(3,514)	(4,397)	(313)	5,071
Changes in operating assets and liabilities:
Accounts receivable	(143,337)	(117,634)	(115,061)	(134,207)
Inventory	34,105	(44,706)	(23,660)	(135,162)
Other assets	(65,995)	(63,885)	(12,094)	(31,148)
Accounts payable trade	3,503	86,892	(84,860)	148,234
Accounts payable, related party	16,869	8,302	45,249	24,657
Other liabilities	114,436	62,386	210,273	142,083

Total adjustments	219,188	(55,043)	395,107	94,471

Net cash provided by operating activities	184,047	78,871	594,003	480,855

Cash flows from investing activities:
Purchases of short and long-term investments	(697,778)	(312,685)	(2,135,973)	(803,967)
Proceeds from sale and maturities of short and long-term investments	615,348	267,228	1,497,120	722,986
Investment in Flash Partners and Flash Alliance	—	(21,790)	(132,209)	(21,790)
Investment in foundries	—	(3,500)	—	(3,500)
Acquisition of capital equipment, net	(53,031)	(53,977)	(176,474)	(134,477)
Notes receivable from FlashVision	15,014	—	23,538	(34,249)
Notes receivable from Flash Partners	—	—	(95,445)	—
Notes receivable from Matrix Semiconductor	—	(20,000)	—	(20,000)
Notes receivable from Tower	(2,912)	—	(9,705)	—
Acquisition of technology licenses	—	(4,500)	—	(4,500)
Cash acquired in business combination, net of acquisition costs	41,655	—	51,087	—

Net cash used in investing activities	(81,704)	(149,224)	(978,061)	(299,497)

Cash flows from financing activities:
Proceeds from issuance of convertible debt, net of issuance costs	—	—	1,125,500	—
Purchase of convertible bond hedge	—	—	(386,090)	—
Proceeds from issuance of warrants	—	—	308,672	—
Proceeds from employee stock programs	10,196	67,155	96,304	115,398
Cash distribution to minority interest	(4,491)	—	(4,491)	—
Tax benefit from share-based compensation	(2,627)	—	61,453	—

Net cash provided by financing activities	3,078	67,155	1,201,348	115,398

Effect of changes in foreign currency exchange rates on cash	1,124	644	1,352	1,507

Net increase (decrease) in cash and cash equivalents	106,545	(2,554)	818,642	298,263

Cash and cash equivalents at beginning of period	1,474,155	764,612	762,058	463,795

Cash and cash equivalents at end of period	$1,580,700	$762,058	$1,580,700	$762,058